Exhibit 23.6


                      Consent of Financial Research Group

         We hereby consent to the references to our firm under "The Merger -- Real Estate Portfolio Appraisal by Wilson" in the Joint Proxy Statement and Prospectus which is a part of this Registration Statement and to the other references to our firm therein.

                                                        Financial Research Group

April 27, 1995
Los Angeles, California
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